UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 21, 2005

GoRemote Internet Communications, Inc.
(Exact name of the Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-27871	77-0368092
(Commission File Number)	(IRS Employer Identification No.)

1421 McCarthy Blvd., Milpitas, California	95035
(Address of principal executive offices)	(Zip Code)

(408) 955-1920
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.      Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On September 21, 2005, the Audit Committee of the Board of Directors of GoRemote Internet Communications, Inc. (the “Company”), concluded that the financial statements in its previously filed Forms 10-Q for the quarterly periods ended April 30, 2005 and July 31, 2005, respectively, should no longer be relied upon because of an error in those financial statements as addressed in Accounting Principles Board Opinion No. 20.

The Company discovered that it had erroneously calculated cost of revenues for the quarters ended April 30, 2005 and July 31, 2005.  This error did not occur in or affect any periods prior to fiscal year 2005.  The Company intends to file amended Forms 10-Q promptly to reissue corrected financial statements for these interim periods.  The error in the calculation of cost of revenues occurred when Company personnel erroneously posted a routine cost of revenues journal entry, on a monthly basis during the period from November 2004 through July 2005.  The Company estimates the recurring cost of revenues for its broadband services on a monthly basis and then adjusts these costs to actual in the following month.  The journal entries that were made to reflect these monthly adjustments, instead of being posted to cost of revenues in the Company’s statement of operations, were posted to deferred installation costs and deferred installation costs less current portion on the Company’s balance sheet, then amortized over a 24-month period to cost of revenues.

As a result of this error, the Company’s cost of revenues was understated by an immaterial amount in the quarterly period ended January 31, 2005, and by approximately $319,000, and $225,000 in the quarterly periods ended April 30, 2005 and July 31, 2005, respectively.  For the nine-month period ended July 31, 2005, the Company’s cost of revenues was understated by approximately $544,000, cost of revenues as a percentage of revenues was understated by two percent, net income was overstated by $544,000, and earnings per share was overstated by approximately $0.01 per share.

Subsequent to the Company’s filing of its Form 10-Q for the period ended July 31, 2005, in the course of reviewing the preliminary results of an internal audit of the manual accounting processes used in its Irvine location, the Company’s Chief Financial Officer discovered this error, launched a detailed investigation of the extent and source of the accounting error and advised the Company’s Audit Committee and independent accountants of the matter.

On September 21, 2005, after a full review, the Company’s Audit Committee concluded that the previously issued financial statements should no longer be relied upon because of an error in those financial statements as addressed in Accounting Principles Board Opinion No. 20.

The Company also determined that this error resulted from a combination of deficiencies in its internal control over financial reporting that together the Company considers to be a material weakness.  Those deficiencies were: an inadequate process for change control management of its accounting procedures; the absence of a defined procedure for reviewing cost of revenues journal entries; and lack of adequate care in conducting those reviews.

Subsequent to detecting the above deficiencies, the Company made the following changes in its internal control over financial reporting that are reasonably likely to materially affect the Company’s internal control over financial reporting:

•                  The Company launched a search for a new Controller for its Irvine, California location;

•                  The Company reorganized responsibilities within its accounting organization to provide a stronger focus on the review function of its closing process;

•                  The Company documented the proper journal entry procedure for cost of revenues and revised the procedure governing change control management of its accounting procedures; and

•                  The Company simplified the reconciliation and summary processes in use for the preparation of cost of revenues and revenues journals.

The following tasks represent what the Company currently believes to be the most significant actions necessary to address the deficiencies in the Company’s internal controls described above as well as actions it has taken to date to pursue these actions:

•                  Review the closing procedures for each of the Company’s manual accounting processes to ensure that entries are properly prepared and simplify summary schedules and reconciliations to improve the quality of the review process.  To address this goal the Company is expanding the work plan of the current internal audit project in process at its Irvine location.  Its manager of internal audit, who was hired in June 2005, is currently performing this work and completion is expected during the quarter ending October 31, 2005.

•                  Development of an automated system to replace the manual accounting processes performed in the Company’s Irvine, California location.  To address this objective the Company has been actively documenting its manual accounting processes in its Irvine, California location and is preparing the requirements specifications for the automation of these manual systems.  The production deployment of the automated system is expected by the end of the second fiscal quarter of 2006.

•                  Enhancement of the Company’s closing procedures to provide for more rigorous review of all account reconciliations and journal entries.  To address this goal, the Company is assessing the skill levels in its accounting personnel to ensure that when reviews are performed, assigned staff members have the requisite skills and experience to perform an effective review.  For accounting reviews related to broadband revenues and cost of revenues processes a second review—performed by the Irvine Controller (to be hired) or the Vice President of Finance until the Irvine Controller is hired—in addition to the Corporate Controller will be performed as of the quarterly period ended October 31, 2005.

•                  Reorganize the responsibilities within our accounting organization and add additional experienced accounting personnel to prevent overloading our current staff.  The Company plans to hire additional senior accounting personnel in the Irvine, California location, including a Senior Accounting Manager.

The Company’s Chief Financial Officer and the Company’s Audit Committee have discussed the matters disclosed in this Report on Form 8-K with BDO Seidman, LLP, the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GoRemote Internet Communications, Inc.

Date: September 26, 2005	By:	/s/ DAVID L. TEICHMANN
David L. Teichmann, Senior Vice President,
General Counsel and Secretary